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                                 W. H. BRADY CO.

                           RESTRICTED STOCK AGREEMENT

                                (AUGUST 1, 1997)



     W. H. Brady Co. (the "Company"), a Wisconsin corporation, hereby grants to Richard L. Fisk (the "Employee") a Restricted Stock Award (the "Award") with respect to 25,000 shares (the "Shares") of the authorized but unissued Class A Common Stock, $.01 par value, of the Company (the "Common Stock"), all in accordance with and subject to the following terms and conditions:

     1. Restrictions. Subject to Section 2 below, the restrictions on the Shares shall lapse, and the Shares shall vest, on August 1, 2002 (the "Vesting Date"), provided that the Employee remains an employee of the Company (or a subsidiary or affiliate) during the entire period (the "Restriction Period) commencing on the Date of Award set forth above and ending on the Vesting Date.

     2. Termination of Employment, Etc., During Restriction Period. A. In the event of the termination of the Employee's employment with the Company (and any subsidiary or affiliate) prior to the end of the Restriction Period due to death or disability, the Shares shall become unrestricted and fully vested as follows:


If Death or
Disability        August 1, 1998-       August 1, 1999-       August 1, 2000-       August 1, 2001-       August 1,
Occurs             July 31, 1999         July 31, 2000         July 31, 2001         July 31, 2002          2002
                  ---------------       ---------------       ---------------       ---------------      -------
Percentage of
Shares Vested           10%                    25%                   50%                  75%             100%

         For purposes of this Agreement, "Disability" means that the Employee is disabled as a result of sickness or injury, such that he is unable to satisfactorily perform the material duties of his job, as determined by the Board of Directors, on the basis of medical evidence satisfactory to it.

         B. In the event of the termination of the Employee's employment with the Company (and any subsidiary or affiliate) prior to the end of the Restriction Period due to a change in control, the shares shall become unrestricted and fully vested.

         For purposes of this Agreement, a "Change of Control" shall occur if any person or group of persons (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934) other than the members of the family of William H. Brady, Jr. and their descendants, or trusts for their benefit, and the W. H. Brady Foundation, Inc., collectively, directly or indirectly controls in excess of 50% of the voting common stock of the Company.

         For purposes of this Agreement, a termination due to Change of Control shall occur if within the 12 month period beginning with the date a Change of Control occurs (i) the Employee's employment with the Company is involuntarily terminated (other than by reason of death, disability or cause) or (ii) the Employee's employment with the Company is voluntarily terminated by the Employee


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subsequent to (A) a 10% or more diminution in the total of the Employee's annual base salary (exclusive of fringe benefits) and the Employee's target bonus in comparison with the Employee's total of annual base salary and target bonus immediately prior to the date the Change of Control occurs, (B) a significant diminution in the responsibilities or authority of the Employee in comparison with the Employee's responsibility and authority immediately prior to the date the Change of Control occurs or (C) the imposition of a requirement by the Company that the Employee relocate to a principal work location more than 50 miles from the Employee's principal work location immediately prior to the date the Change of Control occurs.

         For purposes of this Agreement, Cause means (i) the Employee's willful and continued failure to substantially perform the Employee's duties with the Company (other than any such failure resulting from physical or mental incapacity) after written demand for performance is given to the Employee by the Company which specifically identifies the manner in which the Company believes the Employee has not substantially performed and a reasonable time to cure has transpired, (ii) the Employee's conviction of (or plea of nolo contendere for the commission of) a felony, or (iii) the Employee's commission of an act of dishonesty or of any willful act of misconduct which results in or could reasonably be expected to result in significant injury (monetarily or otherwise) to the Company, as determined in good faith by the Board of Directors of the Company.

         C. In the event of (a) the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Company, or (c) the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, all restrictions imposed on any then-Restricted Stock shall terminate (such that any Restricted Stock shall become fully transferable) immediately prior to any such event in which the Company is not the surviving corporation.

         D. If the lapsing of the restrictions, other than under paragraph 2.C., would result in disallowance of any portion of the Company's deduction therefore under Section 162(m) of the Internal Revenue Code, the restrictions shall lapse only as to those shares for which the amount is deductible, with the balance to lapse as soon as deductible by the Company. However, in such event, the Company shall pay the Employee on a quarterly basis an amount of interest based on the prime rate recomputed each quarter and the value as of each quarter of the shares as to which such restriction has not lapsed.

         E. If the lapsing of the restrictions would result in any excise tax to the Employee as a result of Section 280(G) of the Code, the Company shall pay the Employee an amount equal to such excise tax.

     3. Dividend Rights. The Employee shall have the right to receive any cash dividends otherwise payable with respect to the Shares, as paid, and the Employee shall have all other rights as holder of such Shares, provided, however, the Company shall retain custody of all stock certificates representing shares as to which such restriction has not lapsed.

     4. Transfer Restrictions. This Award and the Shares (until they become unrestricted pursuant to the terms hereof) are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Shares shall be forfeited.


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     5. Withholding Taxes. The Company may require payment of or withhold any tax which it believes is payable as a result of the Shares becoming unrestricted and fully vested, and the Company may defer making delivery with respect to Shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligations. In lieu of part or all of any such payment, the Employee, in satisfaction of all withholding taxes (including, without limitation, Federal income, FICA (Social Security and Medicare) and any state and local income taxes) payable as a result of such vesting, may elect, subject to such rules and regulations as the Company may adopt from time to time, to have the Company withhold that number of Shares (valued at Fair Market Value on the date of vesting and rounded upward) required to settle such withholding taxes.

     6. Death of Employee. If any of the Shares shall vest upon the death of the Employee, they shall be registered in the name of the estate of the Employee unless the Company shall have theretofore received in writing a beneficiary designation, in which event they shall be registered in the name of the designated beneficiary.

     7. Adjustment of Shares. The terms and provisions of this Award (including, without limitation, the terms and provisions relating to the number and class of shares subject to this Award) shall be subject to appropriate adjustment in the event of any recapitalization, merger, consolidation, disposition of property or stock, separation, reorganization, stock dividend, issuance of rights, combination or split-up or exchange of shares, or the like.

     IN WITNESS WHEREOF, this Restricted Stock Agreement has been duly executed as of August 1, 1997.


                                        W. H. BRADY CO.



                                        By:  Katherine M. Hudson
                                             ---------------------------------

                                        Attest: Peter J. Lettenberger
                                             ---------------------------------
                                                  Secretary


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